CERTIFICATE OF INCORPORATION
                                       OF
                          NEXTWAVE POWER PARTNERS INC.


                                   Article I

                     The name of the corporation is Nextwave Power Partners Inc. (hereinafter referred to as the "Corporation").

                                   Article II

                     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware. The name of the registered agent at such address is Corporation Service Company.

                                  Article III

                     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   Article IV

                     The total number of shares which the Corporation shall have authority to issue is 1,000 shares of capital stock, 0.0001 par value.

                                   Article V

                     The name and mailing address of the Incorporator is Theresa
L. McCarthy, c/o NextWave Partners Inc., 9455 Towne Centre Drive, San Diego, California 92121.

                                   Article VI

                     Elections of directors need not be written ballot except and to the extent provided in the bylaws of the Corporation.

                                  Article VII

                     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaws whether adopted by them or otherwise.

                                  Article VIII

                     The Corporation shall indemnify to the fullest extent permitted by the General Corporation Law of Delaware any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. In addition, the Corporation shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the full extent permitted by the General Corporation Law of Delaware.

                                   Article IX

                     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director; provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the General Corporation Law of Delaware. No amendment to that Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                     The undersigned Incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

                     Dated:    July 29, 1996



                                                 /s/ Theresa L. McCarthy
                                                 ---------------------------
                                                 Theresa L. McCarthy,
                                                 Incorporator